Microsoft Word 11.0.8125;http://schemas.microsoft.com/office
/word/2003/wordml013fSUB-ITEM 77Q1(a)

Appendix A, dated February 27, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised June 23, 2004, is
contained  in the  Registration  Statement  for MFS  Series  Trust XIV (File
No.
811-22033), as filed with the Securities and Exchange Commission via EDGAR on
March 15,  2007,  under  Section 8 of the  Investment  Company  Act of 1940, as
amended. Such document is incorporated herein by reference.